UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Commission File No. 000-28452

VELOCITY EXPRESS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

VELOCITY EXPRESS CORPORATION

One Morningside Drive North

Building B-Suite 300

Westport, Connecticut 06880

June 16, 2006

Dear Stockholder:

I am pleased to invite you to attend the annual meeting of stockholders of Velocity Express Corporation, to be held at the executive offices of Velocity Express Corporation, One Morningside Drive North, Building B-Suite 300, Westport, Connecticut 06880, on June 28, 2006, at 3:30 p.m. local time. Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,

VELOCITY EXPRESS CORPORATION

Vincent A. Wasik
Chairman of the Board and
Chief Executive Officer

VELOCITY EXPRESS CORPORATION

One Morningside Drive North

Building B-Suite 300 Westport, Connecticut 06880

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 28, 2006

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Velocity Express Corporation, a Delaware corporation, will be held at the executive offices of Velocity Express Corporation, One Morningside Drive North, Building B-Suite 300, Westport, Connecticut 06880, on June 28, 2006, at 3:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect six directors for the ensuing year and until their successors shall be elected and duly qualified;

2.	To ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2006; and

3.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 25, 2006, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Edward W. Stone
Chief Financial Officer

Westport, Connecticut

June 16, 2006

VELOCITY EXPRESS CORPORATION

One Morningside Drive North

Building B-Suite 300 Westport, Connecticut 06880

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 28, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Velocity Express Corporation and contains information relating to the annual meeting of our stockholders to be held on June 28, 2006, beginning at 3:30 p.m. local time, at the executive offices of Velocity Express Corporation, located at One Morningside Drive North, Building B-Suite 300, Westport, Connecticut 06880. This proxy statement and accompanying proxy card are being distributed on or about June 16, 2006.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote on the following items of business:

1.	The election of six directors for the ensuing year and until their successors shall be elected and duly qualified; and

2.	Ratification of the appointment of UHY LLP as our independent registered public accounting firm (“independent auditors”) for the fiscal year ending July 1, 2006.

Stockholders will also vote on such other matters as may properly come before the meeting.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•	FOR election of each of the six nominees for director (see Proposal 1); and

•	FOR ratification of the appointment of UHY LLP as our independent auditors for the fiscal year ending July 1, 2006 (see Proposal 2).

With respect to any other matter that properly comes before the meeting, including a question of adjourning or postponing the meeting from time to time, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of May 25, 2006, the record date for the meeting, we had (a) 16,965,310 shares of common stock outstanding, (b) 5,411,675 shares of Series M Convertible Preferred Stock (“Series M Preferred”) outstanding, (c) 1,473,825 shares of Series N Convertible Preferred Stock (“Series N Preferred”) outstanding, (d) 504,674 shares of Series O Convertible Preferred Stock (“Series O Preferred”) outstanding, and (e) 3,215,915 shares of Series P Convertible Preferred Stock (“Series P Preferred”) outstanding. As of the record date, we had approximately 134 stockholders of record of common stock, 24 stockholders of record of Series M Preferred, 10 stockholders of record of Series N Preferred, 10 stockholders of record of Series O Preferred, and 5 stockholders of record of Series P Preferred.

Each share of common stock is entitled to one vote and each holder of Series M Preferred, Series N Preferred and Series O Preferred is entitled to vote a number of votes equal to the ratio of the Series M Preferred, Series N Preferred and Series O Preferred stated value to market price multiplied by the number of shares held by such holder, rounded down to the nearest whole number. Series P Preferred is non-voting. The outstanding shares of Series M Preferred, Series N Preferred and Series O Preferred are collectively referred to herein as the “Prior Preferred.” As of May 25, 2006, stockholders were entitled to cast the following numbers of votes:

Class Outstanding	Number of Shares of Class Outstanding	Approximate Number of Voting Shares of Common Stock for Each Share of Preferred(1)	Aggregate Number of Outstanding Votes Per Class
Common Stock	16,965,310	1.00	16,965,310
Series M Preferred	5,411,675	1.03	5,562,328
Series N Preferred	1,473,825	1.03	1,514,854
Series O Preferred	504,674	1.04	524,834

Total Outstanding Votes			24,513,379

(1)	Approximation due to rounding.

Holders of our voting securities can vote all the shares owned on the record date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Stockholders do not have the right to cumulate votes in the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most common stockholders hold their shares through a broker or other nominee rather than directly in their own name. All preferred stockholders hold their shares directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your common stock is registered directly in your name with our transfer agent, American Stock Transfer & Trust, or you hold any Prior Preferred (any of which would be registered directly in your name with our company), you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your common stock is held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to May 25,

2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 3:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our corporate secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Velocity Express Corporation, One Morningside Drive North, Building B-Suite 300, Westport, Connecticut 06880, Attention: Edward W. Stone, or hand-delivered to Mr. Stone before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding as of the record date and the holders of at least a majority of the shares of each separate series of Prior Preferred outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.    Assuming the presence of a quorum, the six persons receiving the highest number of “FOR” votes, with the common stock and the Prior Preferred voting together as a single group, will be elected as directors.

Other Items.    For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes), with the common stock and the Prior Preferred voting together as a single group, will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the six nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For the other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement and FOR the other proposal).

Who will count the proxy votes?

Votes will be counted by Michael Trafecante, our Corporate Controller, who has been appointed to act as the inspector of election for the annual meeting. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the two matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Vincent A. Wasik or Edward W. Stone, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Are dissenters’ rights of appraisal available in connection with the proposals?

No. Under Delaware law, stockholders are not entitled to appraisal rights in connection with any of the proposals in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 25, 2006, we had issued and outstanding 16,965,310 shares of common stock, 5,411,675 shares of Series M Preferred, 1,473,825 shares of Series N Preferred, 504,674 shares of Series O Preferred and 3,215,915 shares of Series P Preferred. The following tables contain certain information known to us regarding beneficial ownership of our outstanding voting securities as of May 25, 2006, by (i) each person who is known to us to own beneficially more than five percent of each class of our voting securities, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all executive officers and directors as a group. Beneficial ownership listed in the tables below based on ownership of our convertible preferred shares reflects common stock equivalents. Each share of common stock is entitled to one vote. For purposes of voting as of May 25, 2006, each holder of Series M Preferred, Series N Preferred and Series O Preferred is entitled to vote a number of votes equal to the ratio of the Series M Preferred, Series N Preferred and Series O Preferred stated value to market price multiplied by the number of shares held by such holder, rounded down to the nearest whole number.

Unless otherwise noted and subject to applicable community property laws, each person identified below has sole voting and investment power with respect to such shares and the address of each person identified below is Velocity Express Corporation, One Morningside Drive North, Building B-Suite 300, Westport, Connecticut 06880. Beneficial ownership is determined in accordance with the rules of the SEC and includes the class of capital stock identified on each table and securities convertible into or exercisable for the class of capital stock identified on each table owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of May 25, 2006.

Reference made herein to TH Lee Putnam Ventures (“THLPV”) includes TH Lee Putnam Ventures, L.P., TH Lee Putnam Parallel Ventures, L.P., THLi Co Investment Partners, LLC, and Thomas H. Lee (formally Blue Star I, LLC). Mr. Fredenburg and Mr. DeFazio are no longer officers of our company. See “Employment Agreements, Termination of Employment and Change in Control Agreements.” Mr. Fredenberg and Mr. DeFazio are no longer officers of our company. See “Employment Agrements, Termination of Employment and Change in Control Agreements.”

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
TH Lee Putnam Ventures(2) 200 Madison Avenue, Suite 2225, New York, NY 10016	11,069,332	62.3%

James G. Brown(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	11,069,582	62.3%

Vincent A. Wasik(4) One Moningside Drive N., Ste 200, Westport, CT 06880	424,644	2.5%

Alexander I. Paluch(5) 645 Madison Avenue, Ste 1200, New York, NY 10022	389,604	2.3%

East River Ventures II, LP(6) 645 Madison Avenue, Ste 2200, New York, NY 10022	356,619	2.1%

MCG Global LLC(7) One Morningside Drive N., Ste 200, Westport, CT 06880	167,028	1.0%

Daniel R. DeFazio(8)	100,000	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)

Jeffrey Hendrickson(9) 5674 Shaddlelee Lane W., Fort Meyers, FL 33919	16,254	*

Andrew B. Kronick(10) 554 Lenox Ave., Westfield, NJ 07090	22,885	*

Wesley C. Fredenburg(11) 833 Great Oaks Trail, Eagan, MN 55123	18,858	*

ERV Partners LLC 645 Madison Avenue, Ste 1200, New York, NY 10022	2,578	*

Richard A. Kassar	280	*

Leslie E. Grodd	120	*

John J. Perkins	—	—

Edward W. Stone	—	—

All directors and officers as a group (11 persons)(12)	12,041,777	66.6%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 16,965,310 shares of common stock outstanding as of May 25, 2006. Beneficial ownership based upon ownership of convertible preferred stock reflects common stock equivalents on an as-if-converted basis. Common stock issuable pursuant to outstanding warrants, stock options and convertible preferred stock is deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person. More than one person may beneficially own the same shares.

(2)	Includes 10,274,604 shares of common stock, 601,176 shares of common stock issuable upon conversion of Series M Preferred and 193,552 shares of common stock issuable upon exercise of warrants owned by THLPV.

(3)	Includes 150 restricted shares of common stock and 100 shares of common stock issuable upon exercise of options owned directly by Mr. Brown and 11,069,332 shares of common stock and shares issuable into common stock beneficially owned by THLPV, for which Mr. Brown disclaims beneficial ownership.

(4)	Consists of (i) 98,961 shares of common stock, 150,293 shares of common stock issuable upon conversion of Series M Preferred, 7,932 shares of common stock issuable upon exercise of warrants, 220 shares of common stock issuable upon exercise of options and 210 shares of restricted stock owned directly by Mr. Wasik; and (ii) 161,353 shares of common stock and 5,675 shares of common stock issuable upon exercise of warrants owned by MCG Global LLC.

(5)	Consists of (i) 17,912 shares of common stock, 11,947 shares of common stock issuable upon conversion of Series M Preferred and 548 shares of common stock issuable upon exercise of warrants owned directly by Mr. Paluch; (ii) 344,138 shares of common stock, 3,543 shares of common stock issuable upon conversion of Series M Preferred and 8,938 shares of common stock issuable upon exercise of warrants owned by East River Ventures II, LP (for which Mr. Paluch disclaims beneficial ownership); and (iii) 2,371 shares of common stock and 207 shares of common stock issuable upon exercise of warrants owned by ERV Partners LLC (for which Mr. Paluch disclaims beneficial ownership).

(6)	Consists of 344,138 shares of common stock, 3,543 shares of common stock issuable upon conversion of Series M Preferred and 8,938 shares of common stock issuable upon exercise of warrants.

(7)	Consists of 161,353 shares of common stock and 5,675 shares issuable upon exercise of warrants.

(8)	Consists of 100,000 shares issuable upon exercise of options.

(9)	Consists of 16,254 shares of common stock.

(10)	Consists of 10,760 shares of common stock, and 12,125 shares issuable upon exercise of warrants.

(11)	Consists of 5,724 shares of common stock owned directly, 900 shares issuable upon exercise of options, and 12,234 shares issuable upon exercise of warrants.

(12)	Consists of an aggregate of 149,161 shares of common stock, 760 shares of restricted stock, 162,240 shares of common stock issuable upon conversion of Series M Preferred, 134,059 shares of common stock issuable upon exercise of options and warrants, 11,069,332 shares beneficially owned by THLPV (including 601,176 shares issuable upon conversion of Series M Preferred and 193,552 shares issuable upon exercise of options and warrants) for which Mr. Brown disclaims beneficial ownership, 167,028 shares beneficially owned by MCG Global LLC (including 5,675 shares issuable upon exercise of warrants) for which Mr. Wasik disclaims beneficial ownership, 356,619 shares beneficially owned by East River Ventures II, LP (including 3,543 shares issuable upon conversion of Series M Preferred and 8,938 shares issuable upon exercise of warrants) for which Mr. Paluch disclaims beneficial ownership, and 2,578 shares beneficially owned by ERV Partners LLC (including 207 shares issuable upon exercise of warrants) for which Mr. Paluch disclaims beneficial ownership.

Series M Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Pequot(2) 500 Nyala Farm Road, Westport, CT 06880	1,725,144	31.9%
Scorpion Capital Partners, L.P.(3) 245 Fifth Avenue, 25th Floor, New York, NY 10016	1,696,192	31.4%
TH Lee Putnam Ventures(4) 200 Madison Avenue, Suite 2225, New York, NY 10016	584,894	10.8%
James G. Brown(5) 200 Madison Avenue, Suite 2225, New York, NY 10016	584,894	10.8%
Special Situations Private Equity Fund, L.P.(6) 153 E. 53rd Street, 55th Floor, New York, NY 10022	497,699	9.2%
Special Situations Fund III, L.P.(6) 153 E. 53rd Street, 55th Floor, New York, NY 10022	334,888	6.2%
Vincent A. Wasik	146,223	2.7%
Alexander Paluch	13,159	*
Richard A. Kassar	—	—
Leslie E. Grodd	—	—
John J. Perkins	—	—
Wesley C. Fredenburg	—	—
Andrew B. Kronick	—	—
Jeffrey Hendrickson	—	—
Edward W. Stone	—	—
Daniel R. DeFazio	—	—
All directors and executive officers as a group (11 persons)(7)	744,276	13.8%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based upon 5,411,675 shares of Series M Preferred outstanding as of May 25, 2006. The percentage does not consider shares of Series M Preferred based upon the right to receive PIK interest that are not issued and outstanding. More than one person may be beneficially entitled to the same shares.

(2)	Includes the right to receive 850,318 shares by Pequot Scott Fund, L.P., the right to receive 504,383 shares by Pequot Navigator Onshore Fund, L.P. and the right to receive 370,442 shares by Pequot Navigator Offshore Fund, Inc.

(3)	Includes the right to receive 1,462,234 shares by Scorpion Capital Partners, L.P. and the right to receive 233,957 shares by Scorpion Acquisition LLC.

(4)	Includes the right to receive 322,659 shares by TH Lee Putnam Ventures, L.P., the right to receive 236,031 shares by TH Lee Putnam Parallel Ventures, L.P., the right to receive 18,894 shares by THLi Co Investment Partners, LLC, and the right to receive 7,311 shares by Thomas H. Lee (formally Blue Star I, LLC).

(5)	Consists of the right to receive shares by TH Lee Putnam Ventures, for which Mr. Brown disclaims beneficial ownership.

(6)	MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

(7)	Consists of (i) the right to receive 159,382 shares by officers and directors; and (ii) the right to receive 584,894 shares by THLPV, for which Mr. Brown disclaims beneficial ownership.

Series N Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Crestview Capital Master, LLC(1)	1,003,301	68.1%
Scorpion Capital Partners, LP 245 Fifth Avenue, 25th Floor, New York, NY 10016	214,993	14.6%
Gryphon Partners, LP	171,994	11.7%
James G. Brown	—	—
Vincent A. Wasik	—	—
Alexander Paluch	—	—
Richard A. Kassar	—	—
Leslie E. Grodd	—	—
John J. Perkins	—	—
Wesley C. Fredenburg	—	—
Andrew B. Kronick	—	—
Jeffrey Hendrickson	—	—
Edward W. Stone	—	—
Daniel R. DeFazio	—	—
All directors and executive officers as a group (11 persons)	—	—

(1)	Percentage of beneficial ownership is based on 1,473,825 shares of Series N Preferred outstanding as of May 25, 2006. The percentage does not consider shares of Series N Preferred based upon the right to receive PIK interest that are not issued and outstanding. More than one person may be beneficially entitled to the same shares.

Series O Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Gryphon Master Fund, L.P.	260,542	51.6%
GSSF Master Fund, L.P.	130,271	25.7%
William S. Lapp	78,163	15.4%
Smithfield Fiduciary, LLC	29,604	5.9%
James G. Brown	—	—
Vincent A. Wasik	—	—
Alexander Paluch	—	—
Richard A. Kassar	—	—
Leslie E. Grodd	—	—
John J. Perkins	—	—
Wesley C. Fredenburg	—	—
Andrew B. Kronick	—	—
Jeffrey Hendrickson	—	—
Edward W. Stone	—	—
Daniel R. DeFazio	—	—
All directors and executive officers as a group (11 persons)	—	—

(1)	Percentage of beneficial ownership is based on 504,674 shares of Series O Preferred outstanding as of May 25, 2006. The percentage does not consider shares of Series O Preferred based upon the right to receive PIK interest that are not issued and outstanding. More than one person may be beneficially entitled to the same shares.

Series P Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Longview Fund, L.P	2,485,163	77.3%
Longview Equity Fund, L.P	416,265	13.0%
Longview International Equity Fund	205,026	6.4%
James G. Brown	—	—
Vincent A. Wasik	—	—
Alexander Paluch	—	—
Richard A. Kassar	—	—
Leslie E. Grodd	—	—
John J. Perkins	—	—
Wesley C. Fredenburg	—	—
Andrew B. Kronick	—	—
Jeffrey Hendrickson	—	—
Edward W. Stone	—	—
Daniel R. DeFazio	—	—
All directors and executive officers as a group (11 persons)	—	—

(1)	Percentage of beneficial ownership is based on 3,115,915 shares of Series P Preferred outstanding as of May 25, 2006. The Series P Preferred does not have any voting rights, but may be converted, at any time, into common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Six persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of stockholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer. As a result of the resignations in 2002 and 2003, there will be two vacancies on the board of directors following this annual meeting of stockholders.

Arrangements for Election of Directors

We have entered into the following arrangements with respect to the election of certain nominees to our board of directors. A Bridge Loan Agreement, dated January 5, 2001, allows THLPV the right to designate two director nominees for election to our board of directors. These nominees shall be elected by all stockholders voting together at the stockholders’ meeting. THLPV has previously nominated James G. Brown, who is a nominee for election as a director at this annual meeting. THLPV has declined to nominate another director nominee for the upcoming stockholders’ meeting. Furthermore, so long as shares of Series M Preferred are outstanding, the holders of Series M Preferred, voting as a separate class, have the right to elect one member of our board of directors. Furthermore, so long as shares of Series M Preferred are outstanding, the holders of the Series M Preferred shall have the right to designate three representatives who shall have the right to attend as observers all meetings of our board of directors and all committees thereof. Upon the election of the Series M Director, the number of representatives that holders of the Series M Preferred can designate will be reduced to two. Holders of the Series M Preferred have declined to nominate a director nominee for the upcoming stockholders’ meeting. As a consequence, the six persons receiving the highest number of “FOR” votes, with the common stock and the Prior Preferred voting together as a single group, will be elected as directors. Furthermore, so long as shares of Series P Preferred are outstanding, the holders of 60% or more of the Series P Preferred shall have the right to designate a representative who shall have the right to attend as an observer all meetings of our board of directors and all committees thereof.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that stockholders vote FOR the nominees listed below.

Name	Age	Position	Independent Director
Vincent A. Wasik	61	Chairman and Chief Executive Officer
James G. Brown(2)(3)	41	Director
Alexander Paluch	49	Director	X
Richard A. Kassar(1)(2)	58	Director	X
Leslie E. Grodd(1)(3)	59	Director	X
John J. Perkins(1)(3)	74	Director	X

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating committee.

Business Experience

Vincent A. Wasik was appointed as our Chairman of the Board in August 2001 and was further appointed our President and Chief Executive Officer in July 2003. In 1995, Mr. Wasik co-founded MCG Global, a private equity firm sponsoring leveraged buyout acquisitions and growth capital investments and has served as Principal of MCG Global since that time. From 1988 to 1991, Mr. Wasik served as Chairman and CEO of National Car Rental System, Inc. From 1980 to 1983, he served as President and CEO of Holland America Line. Mr. Wasik currently serves as an advisory board member of Mitchells/Richards, the largest upscale clothing retailer in Connecticut.

James G. Brown was elected to our Board in July 2000. Mr. Brown is a founder and Managing Director of TH Lee Putnam Ventures, L.P., a $1 billion private equity fund focused exclusively on Internet and eCommerce companies. Previously, from 1995 to 1999, he served as a Senior Vice President and Industry Leader of GE Equity where he was responsible for strategic and financial investments in eCommerce/Internet, consumer services and media/entertainment companies. Prior to joining GE Equity, Mr. Brown worked with Lehman Brothers as a Vice President from 1994 to 1995. Before that, he served at Bain & Co., an international consulting firm, from 1992 to 1994. He began his career in the media industry, serving two years with A.C. Nielsen in research and two years with CBS Television Network in marketing. Mr. Brown is also a director of HomePoint Corp., FaceTime Communications, Inc., Prescient Markets, RealPulse.com, Inc. and LN Holdings, Inc.

Alexander Paluch was appointed to the Board of Directors in August 2001. Since 1997, Mr. Paluch has been a General Partner at East River Ventures Partnership, an investment firm, which focuses in part on emerging technology-driven companies. Mr. Paluch currently serves on the board of directors of Equity Enterprises, Inc.

Richard A. Kassar was appointed to the Board in August 2002. Mr. Kassar has been employed as Senior Vice President and Chief Financial Officer of The Meow Mix Company since 2002. From 2001 to 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From 1999 to 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to 1999, he was employed by Chock Full O’Nuts in various positions, and had served as Senior Vice President and Chief Operating Officer. Mr. Kassar also serves as a director for World Fuel Services, Inc.

Leslie E. Grodd was appointed to the Board in January 2003. A Certified Public Accountant, Mr. Grodd has been a Principal in the law firm of Blazzard, Grodd & Hasenauer, P.C., Westport, Connecticut since 1974. Prior to forming the law firm, Mr. Grodd was associated with the firm of Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Grodd is the former chair of both the Federal Tax Committee of the Connecticut Society of Certified Public Accountants and the Executive Committee of the Tax Section of the Connecticut Bar Association.

John J. Perkins was appointed to the Board in August 2004. Since 1984, Mr. Perkins has served as the President of International Insurance Group, Ltd. and is currently the Chairman of the Board of that company. Beginning in 1974, Mr. Perkins has also served as a Trustee of the City of Boston Retirement Fund. Between 1974 and 1984, Mr. Perkins was the President of Corroon and Black of Massachusetts. Additionally, Mr. Perkins is the President of Somerset Corporate Advisors, a financial advisory firm, and is a member of the Advisory board of Glasshouse Technologies, Aircuity, Inc., and Tuckerbrook Alternative Investments.

Board Meetings and Committees

The board of directors held three meetings and took action by written consent on six occasions during our fiscal year ended July 2, 2005. Each of the incumbent directors attended all of the meetings of the board and of those committees on which he served. The board of directors has also established audit, compensation and nominating committees, all of which consist of only non-employee directors. We have also adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. Current copies of the charters of the foregoing committees and the above-referenced code may be found on our website at www.velocityexp.com and are available in print upon written request to Velocity Express Corporation, One Morningside Drive North, Building B-Suite 300, Westport, Connecticut 06880, Attention: Edward W. Stone, Chief Financial Officer. A current copy of the charter of the audit committee appears as Appendix A to this proxy statement. A current copy of the charter of the nominating committee appeared as an appendix to the proxy statement for our 2005 annual meeting of stockholders. We also have executive and technology committees of the board.

The audit committee, which consists of Messrs. Kassar, Grodd and Perkins, is empowered by the board to review our financial books and records in consultation with our accounting staff and our company’s independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedures. Where appropriate, the audit committee also reviews transactions with management involving actual or potential conflicts of interest. The members of our audit committee are independent, as independence is defined by applicable NASD listing standards. In addition, each member of our audit committee is independent as defined in Exchange Act Rule 10A-3. The audit committee met twenty-one times during our last fiscal year.

The compensation committee, which consists of Messrs. Brown and Kassar, is authorized by the board to establish general levels of compensation for all of our employees, to set the annual salary of each of our executive officers, to grant options (other than to those individuals subject to Section 16(a) of the Exchange Act, which governs transactions between an issuer and its officers and directors) and to otherwise administer our stock option plans, and to review and approve our compensation and benefit plans. The members of our compensation committee are independent, as independence is defined by applicable NASD listing standards. The compensation committee met four times during our last fiscal year.

The nominating committee, which consists of Messrs. Perkins, Grodd and Brown, recommends new director nominees to the board. The members of our nominating committee are independent, as independence is defined by applicable NASD listing standards. The nominating committee met once during our last fiscal year.

Audit Committee Matters

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Messrs. Kassar, Grodd and Perkins are the members of our audit committee.

Under applicable Nasdaq Marketplace Rules, each member of our audit committee must (i) be independent as defined under Nasdaq Marketplace Rule 4200(a)(15); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Our board of directors has determined that Messrs. Kassar, Grodd and Perkins meet the applicable requirements. In addition, at least one member of our audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our board of directors has determined that Messrs. Kassar, Grodd and Perkins meet these requirements.

Our board of directors has determined that Mr. Kassar is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Audit Committee Report

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibilities for our financial statements and overall reporting process, including our internal controls.

Our company’s independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the audit committee reviewed our company’s audited financial statements for the 2005 fiscal year and met with management to discuss those financial statements. Representatives of the audit committee also met with Ernst & Young LLP, then our independent auditors, to discuss those financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K, as amended, for the year ended July 2, 2005, for filing with the SEC.

The audit committee had reviewed and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees at a meeting held on October 19, 2005. At that time, it considered whether the services provided by Ernst & Young LLP were compatible with maintaining auditor independence. In addition, the audit committee discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

/s/ Richard A. Kassar

/s/ Leslie E. Grodd

/s/ John J. Perkins

The Audit Committee

Nominating Committee Procedures

The nominating committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. In general, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. Moreover, the nominating committee will strive to ensure that at least one director meets the criteria for an “audit committee financial expert” as defined by SEC rules and that the majority of the directors comprising the board meet the definition of “independent director” under Nasdaq rules.

In addition to the above considerations, the nominating committee will consider criteria such as judgment, skill, diversity, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, the interplay of the candidate’s experience with the experience of other board members, the extent to which the candidate would be a desirable addition to the board and any committees of the board, and any other factors that the nominating committee believes to be in the best interests of our company and our stockholders. The nominating committee will consider these same criteria for candidates regardless of whether the candidate was identified by the nominating committee, by stockholders, or any other source.

The nominating committee will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the nominating committee c/o Chief Financial Officer at the address indicated on the Notice of Annual Meeting of Stockholders: (1) name and age of the candidate; (2) a brief biographical sketch and resume of the candidate; (3) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (4) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Stockholders submitting a candidate for consideration must also provide the following information: (1) their names and addresses of record; (2) the number of shares of our stock which are owned beneficially or of record by them; (3) a description of all arrangements or understandings between the stockholders and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholders; (4) a representation by them that they are holders of record of our stock entitled to vote at such meeting and that they intend to appear in person or by proxy at the meeting to nominate the person or persons named in their notice; (5) any other information relating to the stockholders that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (6) whether they consent to their identification as those that recommended the candidate.

Stockholders must deliver notice of the submission and the above information (1) in the case of an annual meeting of stockholders, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is to be held on a date that is not within 30 days of the anniversary date of the prior year’s annual meeting, the notice must be received by us a reasonable time before we begin to print and mail our proxy materials; and (2) in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received by us in a reasonable time before we begin to print and mail the proxy materials.

The nominating committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information provided, an indication of the candidate’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the nominating committee. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the nominating committee determines which candidate(s) to recommend to the board to submit for election at the next stockholder meeting. The nominating committee uses the same process for evaluating all candidates, regardless of the original source of the nomination.

Stockholder Communications with Board Members

Our board of directors has provided the following process for stockholders to send communications to our board and/or individual directors. All communications from stockholders should be addressed to Velocity Express Corporation, One Morningside Drive North, Building B-Suite 300, Westport, Connecticut 06880, Attention: Chief Financial Officer. Communications to individual directors may also be made to such director at our company’s address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by the Chief Financial Officer to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

We do not have a policy regarding director attendance at annual meetings of stockholders. One of our directors attended our last annual meeting of stockholders.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended July 2, 2005, July 3, 2004 and June 28, 2003, the aggregate compensation paid or accrued with respect to our Chief Executive Officer and up to the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of July 2, 2005 (the “Named Executive Officers”), based upon salary and bonus earned by such executive officers and individuals in our most recently completed fiscal year.

Summary Compensation Table

Annual Compensation

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options(4)
Vincent A. Wasik(1)	2005	$900,000	$17,287	—	—
Chief Executive Officer	2004	510,000	13,965	—	—
	2003	—	—	180	—

Andrew B. Kronick	2005	300,000	—	—	—
Senior Vice President, Sales	2004	253,077	—	—	—
	2003	195,923	3,245	—	—

Wesley C. Fredenburg	2005	225,000	—	—	—
Former General Counsel and Secretary	2004	237,981	—	—	—
	2003	216,346	—	—	—

Jeffrey Hendrickson	2005	345,192	17,287	—	—
President and Chief Operating Officer	2004	161,538	—	—	—
	2003	—	—	—	—

Daniel R. DeFazio	2005	204,615	—	—	—
Former Chief Financial Officer	2004	—	—	—	—
	2003	—	—	—	—

(1)	Mr. Wasik serves as our Chief Executive Officer pursuant to an agreement between we and MCG Global, LLC (“MCG”). Mr. Wasik is an owner and principal of MCG. His compensation is paid through MCG. For 2005, salary includes $300,000 representing 81,370 shares of Series M Preferred Stock.

(2)	For 2005 and 2004, includes health insurance premiums for Mr. Wasik and for Mr. Hendrickson in 2005. For 2003, represents vehicle allowance for Mr. Kronick.

(3)	For 2003 includes 180 shares of restricted stock granted to Mr. Wasik on February 21, 2003 for his service on the board of directors. The stock vested one year from the date of grant. On July 2, 2005, the aggregate value of the restricted stock holdings was $1,159.

(4)	No SARs were granted in any of years presented.

No options were granted or exercised during our fiscal year ended July 2, 2005.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

The following table sets forth certain information regarding options and warrants to purchase shares of our common stock that were held by the Named Executive Officers at fiscal year end 2005. No such options or warrants were exercised during fiscal 2005.

	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent A. Wasik	8,152	0	$0	$0
Andrew B. Kronick	12,125	0	0	175,891
Wesley C. Fredenburg	13,134	0	0	175,891
Jeffrey Hendrickson	0	0	0	0
Daniel R. DeFazio	0	0	0	0

Compensation of Directors

Directors and committee members are granted, on an annual basis, options to purchase shares of our common stock and, for certain members, cash as compensation for board and committee service. Only three directors, Messrs. Kassar, Grodd and Perkins receive cash compensation. The cash compensation is made according to the following compensation schedule. Directors are awarded $10,000 and the chairman receives an additional $5,000. Audit committee members are granted $10,000 and the chairman receives an additional $4,000. Compensation committee members are granted $8,000 and the chairman receives an additional $3,000. Nominating committee members are granted $8,000 and the chairperson receives an additional $3,000. The options shares vest one year from the date of grant and have an exercise price equal to the closing market price of our common stock on the day of the grant.

Employment Agreements, Termination of Employment and Change in Control Agreements

We have employment contracts and severance agreements in effect with Vincent A. Wasik, our Chairman and Chief Executive Officer and Andrew B. Kronick, our Senior Vice President, Sales. Formerly, we had employment contracts with Wesley C. Fredenburg, our former General Counsel and Secretary, Jeffrey Hendrickson, our President, Chief Operating Officer and Daniel R. DeFazio, our former Chief Financial Officer. Our board of directors appointed Mr. Wasik as our Chief Executive Officer on July 28, 2003, with the understanding that we and MCG Global, LLC (“MCG”) would enter into a Contractor Services Agreement for Mr. Wasik’s services as the Chief Executive Officer of our company. On October 20, 2004, we entered into a Contractor Services Agreement, effective as of July 28, 2003 (the “Service Agreement”), with MCG. Mr. Wasik is an owner and principal of MCG and was a stockholder and Chairman of the Board of our company at the time this Services Agreement was authorized and executed.

The Service Agreement sets forth the rights and duties of both our company and Mr. Wasik and directs our compensation committee to establish, on an annual basis, Mr. Wasik’s compensation level and eligibility for salary increases, bonuses, benefits and grants of equity. The Service Agreement also allows Mr. Wasik to contract to provide similar services to other businesses as long as Mr. Wasik abides by his confidentiality obligations under the Service Agreement. Furthermore, we have agreed to indemnify and hold harmless MCG, its officers, directors, employees and agents, including Mr. Wasik, from liabilities arising out of any services rendered by MCG to our company, other than as a result of gross negligence or willful misconduct. We also agreed to cause MCG and Mr. Wasik to be named as additional insured parties under our directors and officers liability insurance policies. The Service Agreement does not contain any fixed term and may be terminated by either party at any time upon written notice. Other than payment of outstanding fees and expenses owed to MCG at termination, the Service Agreement does not contain any obligation upon us to pay severance in the event the agreement is terminated by us.

Our company and Mr. Kronick are parties to an employment agreement dated November 28, 2001, governing his employment with us. The agreement sets forth Mr. Kronick’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans and the terms of a non-solicitation and non-competition agreement. Pursuant to the agreement, Mr. Kronick’s employment is voluntary and may be terminated by us with or without written notice, or by Mr. Kronick with two months’ prior notice. The agreement is not for a fixed period of time. If the agreement is terminated by us for reasons other than cause, we will pay Mr. Kronick an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. We may immediately terminate Mr. Kronick’s employment for cause upon written notice without any further obligation to Mr. Kronick.

Our company and Mr. Fredenburg were parties to an employment agreement dated November 15, 2003, governing his employment with us. The agreement set forth Mr. Fredenburg’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Fredenburg’s employment was voluntary and may have been terminated by us with or without written notice, or by Mr. Fredenburg with two months’ prior notice. The agreement was for a period of two years and, at its expiration, was not renewed. Mr. Fredenburg continued to serve as our General Counsel and Secretary until May 31, 2006.

Our company and Mr. Hendrickson were parties to an employment agreement dated December 15, 2003, governing his employment with us. The agreement set forth Mr. Hendrickson’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Hendrickson’s employment was voluntary and may have been terminated by us with or without written notice, or by Mr. Hendrickson with two months’ prior notice. The agreement was for a period of two years and, at its expiration, was not renewed. Mr. Hendrickson continues to serve as our President and Chief Operating Officer.

Our company and Mr. DeFazio were parties to an employment agreement dated March 8, 2005, governing his former employment with us. The agreement with Mr. DeFazio was “at will” and, therefore, did not have a stated term, and could have been terminated by us with or without written notice, or by Mr. DeFazio with 30 days’ prior written notice. The agreement set forth Mr. DeFazio’s compensation level and eligibility for salary increases, bonuses, benefits, and option grants under stock purchase plans. The agreement also provided for Mr. DeFazio’s participation in our employee benefit programs and other benefits. Upon termination of Mr. DeFazio’s employment by us without cause, we agreed to pay to Mr. DeFazio the earned but unpaid portion of his base salary through the termination date and offer Mr. DeFazio a severance option (the “Severance Option”). The Severance Option entailed (i) paying Mr. DeFazio, as severance pay each month, for twelve consecutive months following the termination of his employment, beginning one month after termination from employment, Mr. DeFazio’s monthly base salary in effect at the time of separation, less customary withholdings; (ii) continuing to pay Mr. DeFazio’s group health and dental insurance coverage for the term of the severance payments or 12 months, whichever is greater; and (iii) causing the immediate vesting of any unvested stock options or stock grants held by Mr. DeFazio at the time of the termination of his employment. The Severance Option was conditioned on Mr. DeFazio executing our standard general release, without revocation, upon the termination of his employment, and for Mr. DeFazio to comply with a restrictive non-competition covenant for a period of twelve months.

REPORT OF COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION

The following is the report of the compensation committee of the board describing compensation policies and rationales applicable to our executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 2, 2005.

Compensation Philosophy.    The philosophy of our compensation committee regarding executive compensation is to link executive pay to corporate performance. A significant portion of executive compensation is tied to our company’s success in meeting one or more specified performance goals and to appreciation in our company’s market valuation. The goals of the compensation program are to attract and retain highly talented executives and to motivate them to high levels of performance, recognizing the different impact that various executives have on the achievement of corporate goals.

The key elements of the executive compensation are generally base salary, annual bonus (dependent on corporate and individual performance) and stock options. The compensation committee approves compensation and pay levels as well as stock option grants to executive officers.

Base Salaries.    Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual. Base salaries are reviewed annually, and are adjusted based upon performance contribution, management recommendation and market conditions.

Bonus.    Some of our company’s executive officers are eligible for an annual cash bonus. Individual and corporate performance objectives are established at the beginning of each year, and eligible executives are assigned target bonus levels. In fiscal 2005, no executive officers received cash bonus payments.

Certain executive officers did receive, as a bonus and incentive, warrants to purchase shares of our common stock.

Stock Options.    The purpose of our stock option plans is to provide an additional incentive to certain employees of our company to work to maximize stockholder value. Option grants with short-term vesting are used to reward past performance while option grants with long-term vesting are awarded to encourage employees to take into account the long-term interests of our company, align employees’ and stockholders’ interests, as well as to create a valuable retention device for key employees. Stock options are typically granted at the time of hire, at the time of promotion or at the time of achievement of a significant corporate objective.

Compensation of Chief Executive Officer.    The compensation committee approved the compensation of Vincent A. Wasik for fiscal 2005 and subsequently entered into a Contractor Services Agreement with MCG Global, LLC for the services of Mr. Wasik as our Chief Executive Officer. Mr. Wasik is an owner and principal of MCG Global, LLC. Compensation in fiscal 2005 under the agreement amounted to $900,000. The compensation committee determined the Chief Executive Officer’s compensation after considering the same factors used to determine the compensation of other executive officers. In determining the base salary for Mr. Wasik, the committee evaluated his performance by considering our company’s financial and operating performance for fiscal 2005 as well as the leadership of Mr. Wasik, his ability to foster and maintain a strong, positive and high-integrity culture, and his continued ability to develop and implement strategies to enhance stockholder value over the long term. The committee also considered the personal performance of Mr. Wasik in a number of additional areas, including growth, innovation, productivity improvement, new ventures, organizational development, diversity and customer and stockholder relations.

Summary.    It is the opinion of the compensation committee that the executive compensation policies and programs in effect for our company’s executive officers provide an appropriate level of total remuneration that properly aligns our company’s performance and interests of our stockholders with competitive executive compensation in a balanced and reasonable manner.

Compensation Committee Interlocks and Insider Participation.    During fiscal 2005, the compensation committee of the board consisted of Messrs. Brown and Kassar. Neither Mr. Brown nor Mr. Kassar was at any time during fiscal 2005 or at any other time, an officer or employee of our company or any of our subsidiaries. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board or the compensation committee of our company. Through his position as Managing Director of TH Lee Putnam Ventures, L.P., Mr. Brown had relationships with our company requiring disclosure under Item 404 of SEC Regulation S-K.

COMPENSATION COMMITTEE

/s/ James G. Brown

/s/ Richard A. Kassar

PERFORMANCE GRAPH

In accordance with Exchange Act regulations, the following performance graph compares the cumulative total stockholder return on our common stock to the cumulative total return on the S&P SmallCap 600 Index, the Nasdaq Stock Market and a selected group of peer issuers over the same period. The peer issuers consist of Pacific CMA, Inc. and Dynamex Inc. The graph assumes that the value of the investment in our common stock and each index was $100 in 2000 and that all dividends were reinvested. The information contained in the performance graphs shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

Year	Velocity Express Corporation	S&P SmallCap 600 Index	Nasdaq	Peer Group
2000	$100.00	$100.00	$100.00	$100.00
2001	$6.61	$111.12	$55.38	$91.43
2002	$7.50	$111.42	$37.56	$102.86
2003	$2.20	$107.43	$41.77	$304.00
2004	$1.23	$145.30	$53.12	$635.89
2005	$0.32	$164.85	$53.07	$739.37

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The audit committee has appointed UHY LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2006. A proposal to ratify that appointment will be presented to stockholders at the meeting. If the stockholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of UHY LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders in attendance.

UHY LLP did not provide services to us during either fiscal year 2005 or 2004. The following table sets forth the approximate aggregate fees billed to our company for fiscal years 2005 and 2004 by Ernst & Young LLP, our former independent registered public accounting firm. Representatives of Ernst & Young LLP are not expected to be present at the meeting. However, if representatives of Ernst & Young LLP attend, they will have an opportunity to make a statement if they desire to do so and would be available to respond to appropriate questions from stockholders in attendance.

	Fiscal Year
Fee	2005	2004
Audit Fees(1)	$650,000	$695,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)	Includes fees related to the annual audit and quarterly reviews.

Pre-Approval of Audit and Permissible Non-Audit Services

The audit committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The audit committee has established a policy for pre-approving the services provided by our company’s independent auditors in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the audit committee of all audit and permissible non-audit services provided by the independent auditors and an annual review of the financial plan for audit fees.

To ensure that auditor independence is maintained, the audit committee annually pre-approves the audit services to be provided by the independent auditors and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditors during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our company’s Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The audit committee will not delegate to management the pre-approval of services to be performed by the independent auditors.

All of the services provided by the independent auditors in fiscal 2005, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the audit committee under its pre-approval policies.

The audit committee considered whether the provision of the services described above was compatible with our principal accountants maintaining their independence and determined that receipt of those services was compatible with maintaining the independent auditors’ independence.

Change in Registrant’s Certifying Accountants

As previously reported, on November 4, 2005, Ernst & Young LLP (“E&Y”) provided notice to us that it would cease serving as our independent registered public accounting firm upon the earlier of completion of interim review for our interim period ended October 1, 2005 or upon our hiring of a new independent registered public accounting firm.

The reports of E&Y on our financial statements as of and for the years ended July 2, 2005 and July 3, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not further qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended July 2, 2005 and July 3, 2004 and through November 8, 2005, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on our financial statements for such years.

During the years ended July 2, 2005 and July 3, 2004 and through November 8, 2005, there have been no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that in connection with the completion of the year-end audit for July 2, 2005 and July 3, 2004, E&Y advised us and our audit committee that they noted certain matters considered to be material weaknesses and significant deficiencies in the design or operation of our internal controls that, in their judgment, could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the consolidated financial statements. Specifically, E&Y recommended that we as of July 3, 2004 improve our entity level controls by hiring key finance personnel including a Chief Financial Officer and Corporate Controller; ensure the timely preparation of accounting reconciliations and analyses; perform timely cutoff and reviews of accounts payable; and fully reconcile cash applications on a timely basis for our accounts receivable balance. In connection with the preparation of our consolidated financial statements for the year ended July 2, 2005, E&Y recommended that we fully reconcile cash applications on a timely basis related to its accounts receivable accounts and hire additional finance staff so that we are able to prepare financial statements in a timely manner.

On November 8, 2005, the audit committee of our board of directors engaged UHY LLP as our independent registered public accounting firm commencing with work to be performed in relation to our fiscal quarter ended October 1, 2005, and in connection with the audit of our financial statements for the fiscal year ending July 1, 2006. We have had no occasions in the past two years upon which we have consulted with UHY LLP on any matters.

Recommendation

The audit committee unanimously recommends a vote FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Series M Convertible Preferred Stock

Pursuant to a Stock Purchase Agreement entered into on December 21, 2004 and January 31, 2005, we contracted to issue, upon stockholder approval of its issuance and certain other related proposals, 6,217,096 shares of Series M Convertible Preferred Stock (“Series M Preferred”) for $3.685 per share for proceeds of $22.9 million. Of the total proceeds, approximately $22.6 million was received in cash, and $360,000 was in exchange for services performed for us. The initial conversion price of the Series M Preferred was $3.685, and, at the time the Stock Purchase Agreement was entered into, each share of Series M Preferred was convertible into one share of our common stock.

We sold the Series M Preferred to the following directors, officers and/or beneficial owners of five percent or more of our voting securities: TH Lee Putnam Ventures holds more than five percent of each of our common stock and Series M convertible Preferred Stock. Two of its executive officers are also serving on our board.

Name of Beneficial Owner	Current Number of Shares of Series M Preferred
TH Lee Putnam Ventures(1)	584,894
Vincent Wasik	146,223

(1)	A company director, Mr. James G. Brown, is an executive officer of TH Lee Putnam Ventures. Mr. Brown disclaims beneficial ownership of these shares.

Warrant to Purchase Common Stock

As part of the Series M Preferred private placement, THLPV agreed to extend for a two-year period the July 1, 2004 capital contribution agreement previously entered into between THLPV and our lenders in support of our revolving credit facility. Under the terms of the capital contribution agreement, in the event that THLPV elects to not provide further financial support for our company, THLPV is required to notify our lenders of such decision and provide specific levels of financial support for a thirty-day period following the notification. In exchange for entering into the capital contribution agreement, the lenders agreed to waive certain financial covenants under our credit facilities. At the time, THLPV did not receive any compensation in exchange for entering into the capital contribution agreement. As part of the extension of the capital contribution agreement, we agreed to issue to THLPV, subject to stockholder approval which was granted on February 14, 2005, a warrant to purchase 193,552 shares of common stock. The term of the warrant is five years, and the warrant has an exercise price of $0.0001 per share. Due to the value of the warrant, we recorded $2.3 million as a deferred financing cost.

Issuance of Series N Convertible Preferred Stock

Pursuant to a Stock Purchase Agreement entered into on April 28, 2005, we contracted to issue to nine institutional and accredited investors 2,544,097 shares of Series N Convertible Preferred Stock (“Series N Preferred”) for $3.685 per share for net proceeds of $9,375,000. Each share of Series N Preferred is convertible into one share of our common stock, and had an initial conversion price of $3.685 per share subject to certain adjustments.

Issuance of Series O Convertible Preferred Stock

Pursuant to a Stock Purchase Agreement entered into on July 20, 2005, we contracted to issue to seven institutional and accredited investors 1,400,000 shares of Series O Convertible Preferred Stock (“Series O

Preferred”) for $4.00 per share for net proceeds of $5.6 million. Each share of Series O Preferred is convertible into one share of our common stock, and had an initial conversion price of $4.00 per share subject to certain adjustments.

Contracts and Arrangements with MCG Global, LLC

We have entered into Contractor Services Agreement (the “agreement”) with MCG Global, LLC and its related entities (“MCG”), effective as of July 27, 2003 under which Vincent A. Wasik provides all services as Chief Executive Officer of our company. Vincent A. Wasik was a stockholder and Chairman of the Board of our company at the time we entered into the agreement. The agreement provides that the compensation committee on an annual basis shall establish the compensation for these services. On January 15, 2005, the compensation committee modified the agreement with MCG by eliminating the grant of warrants to purchase shares of our common stock. In fiscal 2005, we recorded compensation expense of $900,000 for these services.

We sublease a portion of our headquarters office space in Westport, Connecticut, from MCG. The sublease agreement was approved by our audit committee, which determined that the terms of the sublease were at market rates. We also reimburse MCG for limited use of MCG’s personnel and for office expenses.

We have an agency relationship with Peritas, LLC (“Peritas”), a vehicle rental company wholly-owned by TH Lee Putnam Ventures (“THLPV”). Peritas was initially formed and owned by MCG Global, LLC. The founder and principal of MCG Global LLC is Vincent A. Wasik, the Chairman of the Board and CEO of our company. MCG established Peritas to accommodate our need for the Peritas services pending a new owner. Neither MCG nor Mr. Wasik has received any revenue, compensation or benefit from short-term ownership or management of Peritas, and Peritas was transferred to THLPV for no consideration. The business of Peritas is to rent delivery vehicles to independent contractors who perform services for us and other companies.

THLPV provides us with a standby Letter of Credit guarantee of $7.5 million in support of our revolving credit facility.

General

The transactions set forth therein were approved by a majority of our independent, disinterested directors who had access, at our expense, to our legal counsel or independent legal counsel. We believe that all such transactions were made on terms no less favorable to us than we could have obtained from unaffiliated third parties. In the future, all material transactions with officers, directors and more than five percent shareholders will be approved by a majority of our independent, disinterested directors who will have access, at our expense, to our legal counsel or independent legal counsel and will be on terms no less favorable to us than we could obtain from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and the holders of 10% or more of our stock to file with the Securities and Exchange Commission initial reports of changes in ownership of equity securities of we. Based on our review of copies of such reports received by our company, or written representations from reporting persons, we believe that during the fiscal year ended July 2, 2005, our directors, executive officers and holders of 10% or more of our stock filed all reports on a timely basis.

STOCKHOLDER PROPOSALS FOR

2007 ANNUAL MEETING

If a stockholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of stockholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Velocity Express Corporation, One Morningside Drive North, Building B-Suite 300, Westport, Connecticut 06880, Attention: Edward W. Stone, no later than February 16, 2007. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a stockholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of stockholders after May 2, 2007, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials. Please review “Proposal No. 1 Election of Directors—Nominating Committee Procedures” for information about nominating a candidate for election as a director.

OTHER MATTERS

The board of directors does not know of any other business to be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of our company.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K, as amended, for the fiscal year ended July 2, 2005, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, as amended, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Edward W. Stone, Chief Financial Officer, at our principal address. You may also view or obtain additional copies of the Form 10-K, as amended, and our other filings on the SEC’s website at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Vincent A. Wasik
Chairman of the Board and
Chief Executive Officer

Westport, Connecticut

June 16, 2006

APPENDIX A

VELOCITY EXPRESS CORPORATION

AUDIT COMMITTEE CHARTER

Purpose of Committee

The primary purposes of the Audit Committee (the “Committee”) of Velocity Express Corporation (the “Company”) are to oversee on behalf of the Company’s Board of Directors (the “Board”):

1. the Company’s accounting and financial reporting process and the integrity of the Company’s audited financial statements and other financial reports;

2. the performance of the Company’s internal financial and accounting control system;

3. the engagement, replacement, compensation, qualification, independence and performance of the Company’s independent auditors; and

4. the communication among the Company’s independent auditors, financial and senior management, the internal auditing department, and the Board.

Committee Membership

The Committee shall be appointed by the Board and shall comprise at least three directors. No member of the Committee shall have a material relationship with the Company and each member of the Committee shall be independent of the Company’s management and the Company under the rules of the Securities and Exchange Commission (the “SEC rules”) and The Nasdaq Stock Market, Inc. (the “NASDAQ rules”). Each member of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise so as to meet the criteria for an “audit committee financial expert” as defined by the SEC rules. Any member of the Committee may be removed, with or without cause, by the approval of a majority of the independent directors then serving on the Board. The Board may fill any vacancies on the Committee by a majority vote of the directors then in office.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chair or, if the Board does not designate a chair, the Committee members shall designate a chair by majority vote of the members of the Committee. The Committee will meet prior to each quarterly earnings release, or more frequently as circumstances dictate. The Committee shall make regular reports to the Board.

A majority of the members of the Committee will constitute a quorum for the transaction of business. Committee meetings may be held in person or by telephone. Written minutes shall be prepared by the Committee for all meetings and a copy of such minutes shall be delivered to the Board and to the Corporate Secretary of the Company for inclusion in the Company’s minute books.

Resources and Authority of the Committee

The Committee shall have the authority, exercised in its discretion, to select, retain, terminate and approve the fees and other retention terms of any registered public accounting firm, independent counsel or other advisers as it deems necessary to carry out its duties, without seeking approval of the Board or the Company’s management. The Committee shall have the resources and funding appropriate to pay all fees and expenses of such advisers and for ordinary administrative expenses.

Committee Duties and Responsibilities

In fulfilling its responsibilities, the Committee shall:

1. Have the direct responsibility for the appointment, retention, evaluation, compensation, and oversight of the work of the Company’s independent auditors and, if necessary or advisable in the Committee’s sole discretion, to terminate the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee, and the Committee’s responsibility includes the resolution of disagreements between the Company’s management and the independent auditors regarding financial reporting.

2. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3. Consider all auditing and non-audit services provided by the Company’s independent auditors and pre-approve all such services except for those non-audit services that meet the de minimus exception.

4. Ensure and confirm that the lead audit partner or the audit partner responsible for reviewing the audit of the independent auditors is rotated as required by law.

5. Review, discuss and consider with the Company’s management and the Company’s independent auditors (i) the accounting policies and practices that may be viewed as critical; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s officials; (iii) any ramifications of the use of alternative treatments including the quality, not just the acceptability, of such alternative treatments as applied in the Company’s financial reporting, and the treatment preferred by the independent auditors; (iv) any material communications between the independent auditors and the Company’s management; (v) any significant changes in the accounting policies of the Company; and (vi) any potential changes in accounting, auditing, review and financial reporting standards and regulations promulgated by authoritative standard setting or regulatory bodies that may have a significant impact on the Company’s financial reports.

6. Establish and maintain clear hiring policies for employees or former employees of the independent auditor that are consistent with the SEC rules and the NASDAQ rules.

7. Review and discuss with the Company’s management and the Company’s independent auditors any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with entities or other persons of which the Committee is made aware that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

8. On an annual basis, request and obtain from the Company’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 or similar requirements as may be issued in the future by authoritative standards setting or regulatory bodies. The Committee shall actively engage in a dialogue with the Company’s management and independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors from the Company’s management and the Company and take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ objectivity and independence.

9. Approve all related party transactions required to be disclosed under Item 404 of Regulation S-K or similar requirements as may be issued in the future by authoritative standards setting or regulatory bodies.

10. Consider and review with the Company’s management and the Company’s independent auditors: (i) the adequacy and effectiveness of the Company’s disclosure controls and procedures and other internal controls; (ii) all significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; (iii) the independent auditor’s attestation and report on management’s internal control when such reports are required under SEC rules and NASDAQ rules; (iv) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal controls; (v) the adequacy and effectiveness of those portions of the Company’s Code of Ethics that relate to the integrity of the Company’s financial reporting; and (vi) the related findings and recommendations of the Company’s independent auditors together with management’s responses.

11. Consider and review with the Company’s management, the Chief Financial Officer and/or the Controller, and the Company’s independent auditors: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) the overall scope and plans for the audit (including the audit budget and the adequacy of compensation and staffing); (iv) any changes required in the planned scope of the audit; and (v) the coordination of audit efforts to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

12. Review the Company’s financial statements, and, as part of that review, (i) review with the Company’s management and the Company’s independent auditors, prior to public release: Company’s annual and quarterly financial statements to be filed with the SEC, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures by the Company’s CEO or CFO that will be filed with or furnished to the SEC; (ii) discuss with the independent auditors the matters that the independent auditors inform the Committee are required to be discussed under applicable auditing standards; and (iii) make a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC.

13. Meet separately with the independent auditors without any management member present before the release of the annual audited financial statements, and discuss (i) the adequacy of the Company’s system of internal accounting and financial controls; (ii) the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company’s audited financial statements; (iii) the quality of the Company’s financial reports; and (iv) any audit problems or difficulties, and management’s response to such problems and difficulties.

14. Inquire of the Company’s management, the Chief Financial Officer and/or the Controller and the Company’s independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks. Discuss with the Company’s management, the Chief Financial Officer and/or the Controller and the Company’s independent auditors the Company’s systems and policies with respect to risk monitoring, assessment and management.

15. Prepare a report to be included in the Company’s annual proxy statement stating whether or not the Committee (i) has reviewed and discussed the audited financial statements with the Company’s management; (ii) has discussed with the Company’s independent auditors the matters (if any) that the Company’s independent auditors have informed the Committee are required to be discussed under applicable auditing standards; (iii) has received the written disclosure and letter from the independent accountants (delineating all relationships they have with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

16. Review the appointment and replacement of the internal auditor. Discuss with the internal auditor any significant reports to the Company’s management prepared by the internal auditor and any responses from the Company’s management.

17. Discuss with the Company’s general counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

18. Consider any evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent of the Company received from the Company’s general counsel or outside counsel.

19. Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with its Charter.

20. Review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board.

Adoption of Charter

This Charter was originally adopted by the Board on October 23, 2004.

VELOCITY EXPRESS CORPORATION

One Morningside Drive North

Building B - Suite 300

Westport, Connecticut 06880

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Velocity Express Corporation, a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated June 16, 2006, and hereby appoints Vincent A. Wasik and Edward W. Stone, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of Velocity Express Corporation to be held at the executive offices of Velocity Express Corporation, One Morningside Drive North, Building B - Suite 300, Westport, Connecticut 06880, on June 28, 2006, at 3:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock, Series M Preferred, Series N Preferred and Series O Preferred of Velocity Express Corporation which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

VELOCITY EXPRESS CORPORATION

June 28, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê     Please detach along perforated line and mail in the envelope provided.     ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect six directors for the ensuing year and until their successors shall be elected and duly qualified.		2. To ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Vincent A. Wasik O James Brown O Alexander Paluch O Richard A. Kassar O Leslie E. Grodd O John J. Perkins

3.      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.